Exhibit 2.3

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (“Amendment”), dated as of November 8, 2021, is entered into by and among Home BancShares, Inc., an Arkansas corporation (“HOMB”), Centennial Bank, an Arkansas state bank and a direct wholly-owned subsidiary of HOMB (“Centennial”), HOMB Acquisition Sub III, Inc., an Arkansas corporation and a direct wholly-owned subsidiary of HOMB (“Acquisition Sub”), Happy Bancshares, Inc., a Texas corporation (“Happy”), and Happy State Bank, a Texas banking association and a direct wholly-owned subsidiary of Happy (“Target Bank”), all of the foregoing as parties to that certain Agreement and Plan of Merger, dated as of September 15, 2021, as amended by that certain Amendment and Joinder dated October 18, 2021 (as amended hereby, and from time to time hereafter, the “Merger Agreement”).

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Merger Agreement.

WITNESSETH:

WHEREAS, Home’s common stock is currently listed on The Nasdaq Stock Market LLC (“Nasdaq”);

WHEREAS, Home has determined to voluntarily withdraw the principal listing of its common stock from Nasdaq and transfer the listing to the New York Stock Exchange (“NYSE”); and

WHEREAS, subject to approval of the transfer by the NYSE and effectiveness of the transfer, the parties desire to modify the Merger Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Amendment and Joinder, and subject to the conditions contained in this Amendment, the parties, intending to be legally bound, agree as follows:

1.Amendments.

(a)Section 1.1(rr) of the Merger Agreement is hereby amended to read in its entirety as follows:

“NYSE” shall mean the New York Stock Exchange.

(b)All references in the Table of Contents and Sections 1.1(k)(k), 1.1(a)(a)(a), 5.1, 5.14 and 6.3(d) to “Nasdaq” are hereby deleted and “the NYSE” or “NYSE,” as applicable in the context,  is inserted in lieu thereof.

(c)All references to “Nasdaq Listing Rule 5635” contained in Section 2.16(a) of the Merger Agreement are hereby deleted and “NYSE Listed Company Manual Section 312.03(c)” is inserted in lieu thereof.

(d)As may otherwise be required to give the intended effect to the amendment of the Merger Agreement in subsections 1(a) through (c) above the Merger Agreement is to be read and interpreted mutatis mutandis.

2.Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Amendment will become effective when each party to this Amendment has received counterparts signed by all of the other parties and the changes herein shall take effect upon the listing of Home’s common stock on the NYSE.  Handwritten signatures to this Amendment and Joinder transmitted by electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver to the other party an executed original of this Amendment with its original handwritten signature, but a failure to do so shall not affect the enforceability of this Amendment, it being expressly agreed that each party to this Amendment shall be bound by its own electronically transmitted handwritten signature and shall accept the electronically transmitted handwritten signature of the other party to this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

HOME BANCSHARES, INC.,

an Arkansas corporation

By:      /s/ John W. Allison

Name:John W. Allison

Title:President and Chief Executive Officer

CENTENNIAL BANK,

an Arkansas state bank

By:      /s/ Tracy M. French

Name:Tracy M. French

Title:President and Chief Executive Officer

HAPPY BANCSHARES, INC.,

a Texas corporation

By:      /s/ J. Pat Hickman

Name:J. Pat Hickman

Title:President and Chairman of the Board

HAPPY STATE BANK,

a Texas banking association

By:      /s/ Mikel Williamson

Name:Mikel Williamson

Title:President and Chief Executive Officer

HOMB ACQUISITION SUB III, INC.,

an Arkansas corporation

By:      /s/ John W. Allison

Name:John W. Allison

Title:President and Chief Executive Officer

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